Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated April 10, 2023, with respect to the consolidated financial statements of 1847 Holding LLC as of and for the years ended December 31, 2022 and 2021, in this Registration Statement on Form S-1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

June 2, 2023